[Letterhead of Richards, Layton & Finger, P.A.]





                                                             Exhibit F-3(a)
                                                             --------------


                                 August 31, 1999





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re:   Pennsylvania Electric Company
                        Application on Form U-1
                        SEC File No. 70-8403
                        -----------------------------

Ladies and Gentlemen:

            We have acted as special Delaware counsel for Penelec Capital, L.P., a Delaware limited partnership (the "Partnership"), in connection with the matters set forth herein. At the Partnership's request, this opinion is being furnished to you. Initially capitalized terms used herein and not otherwise defined are used as defined in the LP Agreement (as defined below).

            The Application (as defined below) contemplated, among other things,
(i) the organization by Pennsylvania Electric Company, a Pennsylvania corporation ("Pennsylvania Electric"), of Penelec Preferred Capital, Inc., a Delaware corporation (the "General Partner"), to become the sole general partner of the Partnership, and (ii) the issuance and sale by the Partnership of up to 5,000,000 Preferred Partner Interests. The issuance and sale on July 5, 1999, by the Partnership of the Preferred Partner Interests pursuant to the LP Agreement are hereinafter referred to as the "Transaction."

            For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:








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Securities and Exchange Commission
August 31, 1999
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            (a) The Certificate of Limited Partnership of the Partnership, dated as of May 10, 1994 (the "Partnership Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 10, 1994;

            (b) The Limited Partnership Agreement of the Partnership, dated as of May 10, 1994;

            (c) The Application on Form U-1, dated March 30, 1994 (the "Original Application"), under the Public Utility Holding Company Act of 1935, filed by Pennsylvania Electric Company with the Securities and Exchange Commission and docketed in SEC File No. 70-8403, as amended by Amendment No. 1 to the Original Application, dated April 12, 1994, Amendment No. 2 to the Original Application, dated May 6, 1994, and Amendment No. 3 to the Original Application, dated June 2, 1994 (as so amended, the "Application");

            (d)  The   Certificate   Pursuant  to  Rule  24  of   Completion  of
Transactions, dated August 31, 1999 (the "Rule 24 Certificate");

            (e) The Amended and Restated Limited Partnership Agreement of the Partnership, dated as of June 27, 1994 (the "Agreement");

            (f) The Action of the General Partner, dated as of June 27, 1994 (the "Action"), relating to the Preferred Partner Interests;

            (g) The Certificate of Incorporation of the General Partner, dated May 6, 1994 (the "Certificate of Incorporation"), as filed in the office of the Secretary of State on May 9, 1994;

            (h)   The By-Laws of the General Partner (the "By-Laws");

            (i)   A certificate of an officer of the General Partner;

            (j) A Certificate of Good Standing for the Partnership, dated July 5, 1994, obtained from the Secretary of State; and

            (k) A Certificate of Good Standing for the General Partner, dated July 5, 1994, obtained from the Secretary of State.

            The Agreement as amended and supplemented by the Action is referred to as the "LP Agreement."

            For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (k) above. In particular, we have not reviewed any document (other



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Securities and Exchange Commission
August 31, 1999
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than the documents  listed in paragraphs (a) through (k) above) that is referred to in or incorporated by reference into the LP Agreement or the Application. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

            With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

            For purposes of this opinion, we have assumed (i) that the LP Agreement constituted at the time of the Transaction and constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of partners to, and the creation, operation and termination of, the Partnership, and that the LP Agreement and the Partnership Certificate were at the time of the Transaction and are in full force and effect and have not been amended, (ii) that on or prior to the consummation of the Transaction, the Board of Directors of the General Partner duly adopted resolutions (collectively, the "Resolutions") authorizing the General Partner's execution and delivery of, and the performance of its obligations under, the LP Agreement, (iii) that the Certificate of Incorporation and the By-Laws were at the time of the Transaction and are in full force and effect and have not been amended, (iv) except to the extent provided in paragraph 2 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation,
(v) the legal capacity of natural persons who were at the time of the Transaction or are parties to the documents examined by us, (vi) except to the extent set forth in the last sentence of paragraph 3 below, that each of the parties to the documents examined by us had at the time of the Transaction and has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, including the LP Agreement, (viii) at the time of the Transaction, the receipt by each Preferred Partner of a Certificate and the payment for the Preferred Partner Interests




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Securities and Exchange Commission
August 31, 1999
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acquired by it, in  accordance  with the LP  Agreement,  (ix) that the books and records of the Partnership had set forth at the time of the Transaction and set forth all information required by the LP Agreement and the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et seq.), including all information with respect to all Persons admitted as Partners and their contributions to the Partnership, (x) that at the time of the Transaction, the Preferred Partner Interests were issued and sold to the Preferred Partners in accordance with the LP Agreement, (xi) that the Preferred Partners, as limited partners of the Partnership, have taken no action other than actions required or permitted by the LP Agreement and have exercised no rights or powers other than rights and powers the exercise of which are required or permitted by the LP Agreement, and (xii) that neither the Partnership, the General Partner nor Pennsylvania Electric Company have at any time derived income from or connected with sources within the State of Delaware or have had any assets, activities (other than the Partnership's and the General Partner's maintenance of a registered office and registered agent in the State of Delaware and the Partnership's and the General Partner's filing of documents with the Secretary of State) or employees in the State of Delaware. We have not participated in the preparation of the Application or the Rule 24 Certificate, and assume no responsibility for their contents.

            This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

            Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

            1. At the time of the Transaction, the Transaction did not violate applicable Delaware law.

            2. At the time of the Transaction, the Partnership was duly formed and validly existing in good standing as a limited partnership under the laws of the State of Delaware.

            3. Upon issuance and payment as contemplated by the LP Agreement at the time of the Transaction, the Preferred Partner Interests were validly issued and, subject to the qualifications



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Securities and Exchange Commission
August 31, 1999
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set forth herein, were fully paid and nonassessable limited partner interests in the Partnership, as to which the Preferred Partners, as limited partners of the Partnership, had no liability in excess of their obligations to make payments provided for in the LP Agreement and their share of the Partnership's assets and undistributed profits (subject to the obligation of a Preferred Partner to repay any funds wrongfully distributed to it). At the time of the Transaction, each Preferred Partner was entitled to the rights and privileges of a Preferred Partner that are set forth in the LP Agreement. At the time of the Transaction, the General Partner had the requisite corporate power and authority under the General Corporation Law of the State of Delaware (8 Del. C. Section 101, et seq.), the Certificate of Incorporation, the By-Laws and the Resolutions to execute and deliver, and to perform its obligations under, the LP Agreement.

            4. At the time of the Transaction, the consummation of the Transaction did not violate the legal rights of Pennsylvania Electric Company, in its capacity as the sole stockholder of the General Partner, the General Partner, in its capacity as a general partner of the Partnership, or the Preferred Partners, in their capacity as limited partners of the Partnership.

            In rendering the opinions expressed herein, we express no opinion regarding applicable law relating to fiduciary duties.

            The opinion expressed in the second sentence of paragraph 3 above is subject to (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer, and other similar laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

            We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Rule 24 Certificate. We also consent to Berlack, Israels & Liberman's and Ryan, Russell, Ogden & Seltzer LLP's relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them to you in connection with the Rule 24 Certificate. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                          Very truly yours,



BJK/cgb